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                                                                   EXHIBIT 23.4

                     CONSENT OF VALUEMETRICS ADVISORS, INC.


We hereby consent to the use of our valuation opinion dated July 30, 2003 with respect to Hyland Software, Inc. in the Prospectus constituting part of this Registration Statement on Form S-1 (Reg. No. 333-115599) and to the references to Valuemetrics Advisors, Inc. and to such valuation opinion contained therein.


VALUEMETRICS ADVISORS, INC.


By:     /s/ John C. O'Brien
    ---------------------------
           John C. O'Brien


Its:        Vice President
     --------------------------

Chicago, Illinois
August 12, 2004